SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 17, 2003
                                                           --------------


                             GENESEE & WYOMING INC.
                             ----------------------
               (Exact Name of registrant specified in its charter)
              Delaware                 0-20847                 06-0984624
              --------                 -------                 ----------
  (State or other jurisdiction     (Commission File         (I.R.S. Employer
       of Incorporation)               Number)             Identification No.)

                                   66 Field Point Road
                              Greenwich, Connecticut 06830
                        (Address of principal executive offices)
                        ----------------------------------------
                     Registrant's telephone number:  (203) 629-3722

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Item 5.  Other Events.
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     The purpose of this filing is to provide an update of recent developments in a lawsuit involving one of the Registrant's subsidiaries. As disclosed in our previous Securities and Exchange Commission filings, on August 6, 1998, a lawsuit was commenced against the Company and its subsidiary, Illinois & Midland Railroad, Inc. (IMRR), by Commonwealth Edison Company (ComEd) in the Circuit Court of Cook County, Illinois. The suit alleges that IMRR breached certain provisions of a stock purchase agreement entered into by a prior unrelated owner of the IMRR rail line. The provisions allegedly pertain to limitations on rates received by IMRR for freight hauled during the period February 6, 1996 through December 15, 1999, the date on which ComEd sold the Powerton plant. The suit sought $19.0 million in compensatory damages, plus interest, for alleged past rate overcharges.

     The parent company of ComEd sold certain of ComEd's power facilities, one of which is the Powerton plant served by IMRR under the provisions of a 1987 Service Assurance Agreement (the SAA), entered into by a prior unrelated owner of the IMRR rail line. The SAA, among other things, provides that IMRR has exclusive access to provide rail service to the Powerton plant. On July 18, 2002, the Company filed an amended counterclaim against ComEd in the Cook County action. The counterclaim seeks a declaration of certain rights regarding the SAA and damages in action. The counterclaim seeks a declaration of certain rights regarding the SAA and damages in excess of $45.0 million for ComEd's failure to assign the SAA to the purchaser of the Powerton plant.

     On January 13, 2003, the Company filed a motion for summary judgment, seeking dismissal of ComEd's claims. At the same time, ComEd filed a motion for summary judgment seeking to dismiss the Company's counterclaim. On April 17, 2003, the Circuit Court granted both the Company's and ComEd's motions, effectively terminating the litigation. While both parties have the immediate right to appeal, we do not know whether ComEd will appeal the dismissal of its complaint. The Company is currently evaluating with counsel whether or not to appeal the dismissal of its counterclaim and is also reviewing the impact, if any, of the Court's order on the SAA. The Company believes that ComEd's claims against the Company are without merit, and the Company will continue vigorously to defend against such claims if ComEd appeals their dismissal. If ComEd were successful on its complaint but the Company was unsuccessful on its counterclaim, it could have a material adverse effect on the Company.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GENESSE & WYOMING INC.
                                  ----------------------
                                  (Registrant)


                                  By:  /s/ John C. Hellmann
                                       ---------------------------
                                  Name:  John C. Hellmann
                                  Title: Chief Financial Officer

April 21, 2003